Sub-Item 77O
                                                       Rule 10f-3 Transactions




                             DREYFUS MUNICIPAL FUNDS
                   - Dreyfus BASIC Municipal Money Market Fund

On October 26, 2007, Dreyfus BASIC Municipal Money Market Fund (the "Fund") purchased $3,000,000.00 of California State Revenue Anticipation Notes - Rated:
MIG-1(Moody's)/SP-1+ (S&P)/F1+ (Fitch) - CUSIP # 13063ALR3 (the "Notes"). The Notes were purchased from Bank of America, a member of the underwriting syndicate offering the Notes. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

                         Banc of America Securities LLC
                           E.J. De La Rosa & Co., Inc.
                                  Alamo Capital
                            Bear, Stearns & Co., Inc.
                               Comerica Securities
                              Goldman, Sachs & Co.
                         Henderson Capital Partners, LLC
                          Mellon Financial Markets, LLC
                       Morgan Stanley & Co., Incorporated
                              SL Hare Capital, Inc.
                               UBS Securities LLC
                           Alta Vista Financial, Inc.
                                      Citi
                        Fidelity Capital Markets Services
                         Great Pacific Securities, Inc.
                                    JP Morgan
                               Merrill Lynch & Co.
                               RBC Capital Markets
                           Southwest Securities, Inc.
                       Wachovia Bank, National Association
                       Backstrom McCarley Berry & Co., LLC
                         City National Securities, Inc.
                            George K. Baum & Company
                           Grigsby & Associates, Inc.
                                 Lehman Brothers
                              M.L.Stern & Co., LLC
                        Siebert Branford Shank & Co., LLC
                                Stone & Youngberg
                    Wells Fargo Institutional Securities, LLC













                                                                  DBMMF


                                                          PROPOSED RESOLUTION


                  RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.